Exhibit 5.1

633 West 5th Street, Suite 4000 Los Angeles, California 90071 Phone: 213.250.1800

November 7, 2025

AXT, Inc.

4281 Technology Drive

Fremont, California 94538

Re:	AXT, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We act as counsel to AXT, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time by the Company of up to a maximum of $100,000,000 of a presently indeterminate amount of the following securities (each a “Security” and collectively, or in any combination, the “Securities”): (a) shares of common stock, par value $0.001 per share (“Common Stock”); (b) one or more classes or series of shares of preferred stock, par value $0.001 per share (“Preferred Stock”); (c) warrants to purchase Common Stock, Preferred Stock, or Units (as defined below) (“Warrants”); (d) debt securities of the Company (the “Debt Securities”); (e) depositary shares of the Company representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”); (f) rights of the Company to purchase Common Stock, Preferred Stock, or Units (“Rights”); (g) purchase contracts of the Company with respect to the securities of the Company (the “Purchase Contracts”) and (h) units consisting of two or more securities described above in any combination (“Units”).

The Securities may be issued and sold by the Company pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (each, a “Prospectus Supplement”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinion set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion, including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s restated certificate of incorporation as amended and currently in effect (the “Certificate of Incorporation”), (iv) the Company’s second amended and restated bylaws as amended and currently in effect (the “Bylaws”), (v) the corporate minutes and other actions of the Company, and (vi) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

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AXT, Inc.
November 7, 2025

In addition, in rendering this opinion, we have assumed: (A) the genuineness and authenticity of all signatures on original documents; (B) the genuineness and authenticity of all documents submitted to us as originals; (C) the conformity to originals of all documents submitted to us as copies; (D) the accuracy, completeness and authenticity of certificates of public officials; and (E) the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents (other than with respect to the Company). We have not sought independently to verify such matters.

We express no opinions other than as specifically set forth herein. We are opining solely on all applicable statutory provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

1.          With respect to shares of Common Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, including without limitation the due reservation of any Common Stock for issuance, and (b) the certificates, if any, representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, in each case in accordance with the Certificate of Incorporation and Bylaws, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

LEWIS BRISBOIS BISGAARD & SMITH LLP
www.lewisbrisbois.com

AXT, Inc.
November 7, 2025

2.         With respect to shares of any class or series of Preferred Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of such class or series, the terms of the offering thereof and related matters, including the adoption of a certificate of designation or amendment to the Certificate of Incorporation fixing and determining the terms of such Preferred Stock conforming to the DGCL, the filing of a certificate or amendment, as applicable, with the Secretary of State of Delaware, the payment in full of any filing fees attendant thereto, and the due reservation of any Common Stock and Preferred Stock for issuance, and (b) certificates representing the shares of such class or series of Preferred Stock have been duly executed, countersigned, registered and delivered, in each case in accordance with the Certificate of Incorporation and Bylaws, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Preferred Stock, the shares of such class or series of Preferred Stock will be validly issued, fully paid, and non-assessable.

3.          With respect to Debt Securities to be issued under a debt securities indenture (the “Indenture”), a form of which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”), when (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of the directors of the Company, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

4.         With respect to Depositary Shares, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware; (b) the Deposit Agreement (the “Deposit Agreement”) or agreements relating to the Depositary Shares and the related Depositary Receipts (the “Depositary Receipts”) have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; and (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable.

LEWIS BRISBOIS BISGAARD & SMITH LLP
www.lewisbrisbois.com

AXT, Inc.
November 7, 2025

5.         With respect to the issuance of any Warrants, when (a) the board of directors of the Company has taken all necessary corporate action to approve the warrant agreement to be entered into in connection with the issuance of any warrants and such warrant agreement has been validly executed and delivered by the warrant agent, if any, and the Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any warrants duly established in accordance with the applicable warrant agreement and (c) such warrants have been duly executed, countersigned, registered, issued and delivered in accordance with the warrant agreement and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company (assuming the Securities issuable upon exercise of the warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), such warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6.          With respect to the issuance of Rights, when (a) the board of directors of the Company has taken all necessary corporate action to approve the rights agreement to be entered into in connection with the issuance of any rights and such rights agreement has been validly executed and delivered by the purchaser, and the Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any rights duly established in accordance with the applicable rights and (c) such rights agreement have been duly executed, countersigned, registered, issued and delivered in accordance with the rights agreement and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company (assuming the Securities issuable upon exercise of the Rights have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

7.         With respect to the Purchase Contracts, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Purchase Contracts and related matters and (b) the agreement under which the Purchase Contracts are to be issued has been duly authorized and validly executed and delivered by the Company, then the Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.         With respect to the issuance of any Units, when (a) the board of directors of the Company has taken all necessary corporate action to approve the unit agreement, if any, to be entered into in connection with the issuance of any units and such unit agreement, if any, has been validly executed and delivered by the unit agent, if any, and the Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any units duly established in accordance with the applicable unit agreement, if any, and (c) such units have been duly executed, countersigned, registered, issued and delivered in accordance with the unit agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, such units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

LEWIS BRISBOIS BISGAARD & SMITH LLP
www.lewisbrisbois.com

AXT, Inc.
November 7, 2025

The opinions set forth above are subject to the following additional assumptions:

(i)

the Registration Statement, any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded, and the Prospectus any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws;

(ii)

all Securities will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

(iii)

a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;

(iv)

the final terms of any of the Securities (including any Securities comprising the same or subject thereto), and when issued, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or respect thereof in accordance with the terms thereof, and any consideration received by the Company for any such issuance, sale and delivery, will comply with, and will not violate, the Certificate of Incorporation or Bylaws or any applicable law, rule or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Securities or the incurrence and performance of such obligations may be subject or violate any applicable public policy, or be subject to any defense in law or equity;

(v)

the Debt Securities are to be issued pursuant to the Indenture and is to be entered into between the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”) and in the form set forth in the Indenture, which may be supplemented in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities;

(vi)

the Company shall have taken any action required to be taken by the Company, based on the type of Security being offered, to authorize the offer and issuance thereof, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization), the board of directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Certificate of Incorporation and Bylaws (subject to the further assumption that neither the Certificate of Incorporation nor Bylaws have been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

LEWIS BRISBOIS BISGAARD & SMITH LLP
www.lewisbrisbois.com

AXT, Inc.
November 7, 2025

(vii)

there will exist, under the Certificate of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), as the case may be; and

(viii)

to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

The opinions above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed by the Company on or about the date hereof and to its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/Lewis Brisbois Bisgaard & Smith LLP LEWIS BRISBOIS BISGAARD & SMITH llp

LEWIS BRISBOIS BISGAARD & SMITH LLP
www.lewisbrisbois.com